Sadler, Gibb & Associates, l.l.c.
Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
RegenoCELL Therapeutics, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated April 30, 2010, and our review report dated June 10, 2010 with respect to the financial statements of RegenoCELL Therapeutics, Inc., in its Registration Statement on Form S-1.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
June 21, 2010